Exhibit 21

CNX RESOURCES CORPORATION
SUBSIDIARIES
As of January 18, 2018

(In alphabetical order)

Cardinal States Gathering Company (a Virginia general partnership)
CNX Gas Company LLC (a Virginia limited liability company)
CNX Gas Corporation (a Delaware corporation)
CNX Land LLC (a Delaware limited liability company)
CNX Resource Holdings LLC (a Delaware limited liability company)
CNX Water Assets LLC (formerly CONSOL of WV LLC) (d/b/a CONVEY Water Systems) (a West Virginia limited liability Company)
MOB Corporation (a Pennsylvania corporation)
Mon-View, LLC (a West Virginia limited liability company)
Pocahontas Gas LLC (a Delaware limited liability company)
Terra Firma Company (a West Virginia corporation)

CNX MIDSTREAM RELATED SUBSIDIARIES
CNX Gathering LLC (a Delaware limited liability company)
CNX Midstream GP LLC (a Delaware limited liability company)
CNX Midstream Partners LP (a Delaware limited liability company)
CNX Midstream Finance Corp. (a Delaware limited liability company)
CNX Midstream Operating Company LLC (a Delaware limited liability company)
CNX Midstream DevCo I GP LLC (a Delaware limited liability company)
CNX Midstream DevCo I LP (a Delaware limited liability company)
CNX Midstream DevCo II GP LLC (a Delaware limited liability company)
CNX Midstream DevCo II LP (a Delaware limited liability company)
CNX Midstream DevCo III GP LLC (a Delaware limited liability company)
CNX Midstream DevCo III LP (a Delaware limited liability company)